EXHIBIT 10.3

Schedule of Directors/Officers with Indemnification Agreement

Directors	Officers
Mark F. Albino	Edwin Moran
James M. Dubin	Dean Rivest
David K. Evans	Timothy Scanlan
J. Nicholas Filler	Robert Haines
Derek Glanvill	James Hockenberry
Kevin R. Hoben	Geraldine Glazer
Bruce C. Klink
Stewart B. Reed